Exhibit 21.1

LIST OF SUBSIDIARIES OF NGL ENERGY PARTNERS LP

Subsidiary	Jurisdiction of Organization
NGL Energy Operating LLC	Delaware
NGL Energy Finance Corp.	Delaware
TransMontaigne LLC	Delaware
NGL Energy Equipment LLC	Colorado
Atlantic Propane, LLC (1)	Oklahoma
NGL Crude Logistics, LLC	Delaware
NGL Crude Transportation, LLC	Colorado
NGL Crude Terminals, LLC	Delaware
NGL Marine, LLC	Texas
NGL Milan Investments, LLC	Colorado
Grand Mesa Pipeline, LLC	Delaware
Blue Grama Land Corporation	Colorado
NGL Crude Cushing, LLC	Oklahoma
E Energy Adams, LLC (2)	Nebraska
High Sierra Crude Oil & Marketing, LLC	Colorado
NGL Crude Canada Holdings, LLC	Colorado
NGL Crude Canada ULC	Alberta
NGL Crude Pipelines, LLC	Oklahoma
NGL Energy Logistics, LLC	Delaware
NGL Energy Holdings II, LLC	Delaware
Glass Mountain Pipeline, LLC (3)	Delaware
NGL Shipping and Trading, LLC	Delaware
NGL Propane, LLC	Delaware
Osterman Propane, LLC	Delaware
Victory Propane, LLC (4)	Oklahoma
Hicksgas, LLC	Delaware
NGL-NE Real Estate, LLC	Delaware
NGL-MA Real Estate, LLC	Delaware
NGL-MA, LLC	Delaware
NGL Liquids, LLC	Delaware
Centennial Energy, LLC	Colorado
Centennial Gas Liquids, ULC	Alberta
NGL Gateway Terminals, Inc.	Ontario
NGL Supply Terminal Company, LLC	Delaware
NGL Hutch, LLC	Delaware
Sawtooth NGL Caverns, LLC	Delaware
NGL Supply Terminal Solution Mining, LLC	Utah
NGL Supply Wholesale, LLC	Delaware
NGL Water Solutions, LLC	Colorado
NGL Water Solutions Bakken, LLC	Colorado
NGL Water Solutions Mid-Continent, LLC	Colorado
NGL Water Pipelines, LLC	Texas
NGL Solids Solutions, LLC (5)	Colorado
AntiCline Disposal, LLC	Wyoming

Subsidiary	Jurisdiction of Organization
NGL Water Solutions DJ, LLC	Colorado
Grassland Water Solutions, LLC (6)	Delaware
NGL Water Solutions Eagle Ford, LLC	Delaware
Indigo Injection #3-1, LLC (7)	Delaware
Choya Operating, LLC (8)	Texas
NGL Water Solutions Permian, LLC	Colorado
TransMontaigne Product Services LLC	Delaware
TransMontaigne Services LLC	Delaware
High Sierra Energy GP, LLC	Colorado
High Sierra Energy, LP	Delaware
High Sierra Energy Shared Services, LLC	Colorado
High Sierra Energy Operating, LLC	Colorado
High Sierra Energy Marketing, LLC	Colorado
High Sierra Water Services Midcontinent, LLC	Oklahoma

(1)    NGL Energy Partners LP owns a 60% member interest in Atlantic Propane, LLC.
(2)    NGL Energy Partners LP owns a 19% member interest in E Energy Adams, LLC.
(3)    NGL Energy Partners LP owns a 50% member interest in Glass Mountain Pipeline, LLC.
(4)    NGL Energy Partners LP owns a 50% member interest in Victory Propane, LLC.
(5)    NGL Energy Partners LP owns a 50% member interest in NGL Solids Solutions, LLC.
(6)    NGL Energy Partners LP owns a 35% member interest in Grassland Water Solutions, LLC.
(7)    NGL Energy Partners LP owns a 75% member interest in Indigo Injection #3-1, LLC.
(8)    NGL Energy Partners LP owns a 75% member interest in Choya Operating, LLC.